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                                                                   Exhibit 10.4
                                                               EXCECUTIONS COPY

                            CONTRIBUTION AGREEMENT


          THIS CONTRIBUTION AGREEMENT ("Agreement") is entered into as of September 30, 1997 by and among WMT Acquisition Corp., a California corporation, Savoir Technology Group, Inc., a Delaware corporation, Star Management Services, Inc., a Delaware corporation, Inet Systems, Inc., a Texas corporation, Star Data International, a company organized under the laws of the Virgin Islands, Sirius Investments, Inc., a Nevada corporation, and Star Data Systems, Inc., a Texas corporation (each a "Guarantor," and collectively, the "Guarantors"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note Purchase Agreement referred to below. The meanings ascribed to capitalized terms used herein shall be applicable both to the singular and plural forms of the terms used.

                             W I T N E S S E T H:

          WHEREAS, WESTERN MICRO TECHNOLOGY, INC., a Delaware corporation (the "Issuer"), THE GUARANTORS from time to time party thereto, the PURCHASERS referred to therein, and CANPARTNERS INVESTMENTS IV, LLC, a California limited liability company, in its capacity as the Agent for the Purchasers, have entered into that certain Note Purchase Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), pursuant to which the Issuer will issue to the Purchasers Notes;

          WHEREAS, each of the Guarantors is a Wholly-Owned Subsidiary of the Issuer and is engaged in businesses related to the businesses of the other Guarantors, and each of the Guarantors will derive direct or indirect economic benefit from the purchase of the Notes by the Purchasers pursuant to the Note Purchase Agreement; and

          WHEREAS, the Purchasers have required as a condition, among others, to their purchase of the Notes that each Guarantor, jointly or several, irrevocably and unconditionally guarantee the due and punctual payment in full of all Obligations as provided in the Note Purchase Agreement;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

          1.   Defined Terms.
               -------------

          (a)  "Allocable Amount" of any Guarantor means, as of any date of
                ----------------
determination, an amount equal to the maximum amount which could then be claimed by the Holders against such Guarantor under the Note Purchase Agreement without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy
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Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform
Fraudulent Conveyance Act or similar statute or common law.

          (b)  "Proportionate Share" of any Guarantor means, as of any date of
                -------------------
determination, the percentage obtained by dividing (i) such Guarantor's Allocable Amount in effect immediately prior to the making of any "Guarantor Payment" (as defined below) by (ii) the aggregate Allocable Amounts of all of the Guarantors in effect immediately prior to the making of such Guarantor Payment.

          2.   Contribution, Indemnification and Reimbursement.  In the event
               -----------------------------------------------
any Guarantor shall, pursuant to the terms of the Note Purchase Agreement, make a payment (a "Guarantor Payment") of all or any portion of the Obligations which, taking into account all other Guarantor Payments then previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid its Proportionate Share of the aggregate Obligations satisfied by such Guarantor Payment, such Guarantor shall be entitled to contribution and indemnification from each of the other Guarantors, and each of the other Guarantors hereby agrees to reimburse such Guarantor, in an amount equal to such other Guarantor's respective Proportionate Share of such Guarantor Payment.

          3.   No Impairment of Guarantors' Obligations.  This Agreement is
               ----------------------------------------
intended only to define the relative rights of the Guarantors with respect to payments made by the Guarantors under the Note Purchase Agreement, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders, as and when the same shall become due and payable in accordance with the terms of the Notes and the Note Purchase Agreement.

          4.   Assets of Guarantors.  The parties hereto acknowledge that the
               --------------------
rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

          5.   Effectiveness; Termination; Revocation.
               --------------------------------------

          (a) This Agreement shall become effective upon its execution by each of the Guarantors and shall continue in full force and effect and may not be terminated or otherwise revoked by any Guarantor until the Obligations shall have been paid in full (in cash) and discharged.

          (b) Each Guarantor agrees that if, notwithstanding the foregoing, such Guarantor shall have any non-waivable right under applicable law to terminate or revoke this Agreement, and such Guarantor shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Guarantor, is actually received by each of the other Guarantors and by the Holders at the address to which notices are required to be sent

                                      -2-
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under the Note Purchase Agreement. Such notice shall not affect the right or power of any Guarantor to enforce rights arising prior to receipt of such written notice by each of the other Guarantors and the Holders. If any Holder takes any action giving rise to Obligations under the Note Purchase Agreement after any Guarantor has exercised any right to terminate or revoke this Agreement but before the Holders receive such written notice, the rights of each other Guarantor to contribution and indemnification hereunder in connection with any Guarantor Payments made with respect to such Obligations shall be the same as if such termination or revocation had not occurred.

          6.   Governing Law.  This Agreement shall be construed and enforced in
               -------------
accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                               *       *       *

                                      -3-
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          IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Agreement as of the date first above written.

WMT ACQUISITION CORP.,                       SAVOIR TECHNOLOGY GROUP, INC.,
a California corporation,                    a Delaware corporation,

By: /s/ James W. Dorst                       By: /s/ James W. Dorst
    ------------------------------               -------------------------------
    James W. Dorst                               James W. Dorst
    Chief Financial Officer                      Chief Financial Officer


STAR MANAGEMENT SERVICES, INC.,              INET SYSTEMS, INC.,
a Delaware corporation,                      a Texas corporation,


By: /s/ Carlton Joseph Mertens II            By: /s/ Carlton Joseph Mertens II
    ------------------------------               -------------------------------
    Carlton Joseph Mertens II                    Carlton Joseph Mertens II
    President                                    President


STAR DATA INTERNATIONAL,                     SIRIUS INVESTMENTS, INC.,
a company organized under the laws of        a Nevada corporation,
the Virgin Islands


By: /s/ Carlton Joseph Mertens II            By: /s/ Carlton Joseph Mertens II
    ------------------------------               -------------------------------
    Carlton Joseph Mertens II                    Carlton Joseph Mertens II
    President                                    President


STAR DATA SYSTEMS, INC.,
a Texas corporation


By: /s/ Carlton Joseph Mertens II
    ------------------------------
    Carlton Joseph Mertens II
    President

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